Public Company Management Reports Record Quarter

LAS VEGAS, NV - April 6, 2005 - Public Company Management Corporation (OTC BB: PUBC) today announced that the number of new clients for its Go Public Today subsidiary grew by 300% during the first quarter of 2005.  Go Public Today executed agreements with eight new client companies to take them public.

The contracts provide for aggregate compensation of 4 million restricted shares of its client companies’ common stock and $600,000 in fees.  In addition, the Company’s subsidiary, Public Company Management Services, signed contractual agreements for compliance services for an aggregate of 6 million shares of registered stock and aggregate fees of $384,000 to provide compliance services for the first year following the initial public registration of these clients.  Although the contracts were signed with these eight clients during the first quarter of 2005, PCMC will receive the above mentioned stock and cash compensation over the course of the next approximately two years.

“As a genuine one-stop shop for going public and offering services to maintain status as publicly traded company, we believe we are uniquely positioned to help small businesses take advantage of the public capital markets.  We are spending a significant amount of time educating potential clients about the benefits of becoming a publicly traded company.  This investment in education is now paying off, both for PUBC and its clients, as the client signing over the last quarter clearly indicates,” says Stephen Brock, President and CEO of Public Company Management Corporation.

The following companies signed up with Go Public Today during the first quarter:

Supremacy Financial Corp. - a financial services company focusing on competitive risk management solutions.

Millennium Technology, Inc. - a developer, manufacturer and distributor of Magnetic Resonance Imaging (MRI) systems to the global healthcare community.

CCGlassco LLC (The Glassman) - a full service glass company offering turnkey solutions to commercial and residential customers.

Magnate Equities Corp. - a real estate investment, redevelopment and management corporation.

MilFin, Inc. - a provider of online consumer loans to members of the U.S. military.

Nasutra, LLC - the exclusive distributor of the Nasutra brand herbal supplements in the U.S.

Spectrum Apparel, Inc. - a designer, manufacturer and retailer of women’s undergarments.

Z Yachts, LLC - a national network of marine brokers, offering new and pre-owned sport, fishing, pleasure, sail boats and yachts for sale throughout the U.S.

PUBC serves as a one-stop shop for businesses that want to quickly and cost-effectively go public and draw upon the wealth of investment capital that is available to public corporations.  The company's Pubco White Papers subsidiary focuses on educating business owners on the options available to them.  PUBC's Go Public Today subsidiary takes companies public.  After a company goes public, PUBC's Public Company Management Services subsidiary can advise the newly-public company on regulatory and compliance issues.

About Public Company Management Corporation

PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers

   (http://www.PubcoWhitePapers.com) hosts a comprehensive

   body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today

   (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public

   offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management

   Services (http://www.PCMS-Team.com) assists new and

   existing public companies in negotiating the new

   complexities of maintaining a public company and creating

   sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding the Company’s growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTC Bulletin Board: PUBC )

Contact:

     Public Company Management Corporation

     Stephen Brock

     President/CEO

     (702) 222-9076

     info@PublicCompanyManagement.com

     www.PublicCompanyManagement.com